UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

KRAFT HEINZ FOODS COMPANY

THE KRAFT HEINZ COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania Delaware	25-0542520 46-2078182
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One PPG Place,

Pittsburgh, Pennsylvania 15222

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.250% Senior Notes due 2033	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

(if applicable): 333-284906

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Kraft Heinz Foods Company (the “Issuer”) and The Kraft Heinz Company (the “Guarantor” and, together with the Issuer, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated February 20, 2025 (the “Prospectus Supplement”) to a Prospectus dated February 13, 2025 (the “Prospectus”), contained in the Registrants’ effective Registration Statement on Form S-3ASR (File. No. 333-284906), filed with the Commission by the Registrants on February 13, 2025. The Prospectus Supplement relates to the offering of €600,000,000 aggregate principal amount of the Issuer’s 3.250% Senior Notes due 2033 (the “Notes”). The Notes are fully and unconditionally guaranteed by the Guarantor.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “United States Federal Income Tax Considerations” in the Prospectus Supplement and “Description of KHFC Debt Securities” in the Prospectus.

Item 2.	Exhibits

In accordance with the Instructions as to Exhibits for Form 8-A, copies of all constituent instruments defining the rights of the holders of the debt securities described in Item 1 herein are filed as exhibits hereto.

Exhibit Number	Description

4.1	Indenture dated as of July 1, 2015, by and among Kraft Heinz Foods Company, The Kraft Heinz Company and Deutsche Bank Trust Company Americas (as successor to Wells Fargo Bank, National Association), as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on July 6, 2015).

4.2	Thirteenth Supplemental Indenture, dated as of February 25, 2025, governing the 3.250% Senior Notes due 2033, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the Commission on February 25, 2025.

4.3	Form of 3.250% Senior Notes due 2033 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 6, 2025

Kraft Heinz Foods Company
Registrant

By:	/s/Andre Maciel
Name: Andre Maciel
Title: President

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, this registration statement has been signed by the following persons on March 6, 2025 in the capacities indicated below on behalf of Kraft Heinz Foods Company.

By:	/s/ Matt Nochowitz
Name: Matt Nochowitz
Title: Manager

By:	/s/ Andre Maciel
Name: Andre Maciel
Title: Manager

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 6, 2025

The Kraft Heinz Company
Registrant

By:	/s/Andre Maciel
Name:	Andre Maciel
Title:	Executive Vice President and Global Chief Financial Officer (Principal Financial Officer)